EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66440) pertaining to the Kerr-McGee Corporation Employee Stock Ownership Plan of our report dated May 12, 2005, with respect to the financial statements and schedule of the Kerr-McGee Corporation Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
June 22, 2005